UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2019

MATEON THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21990	13-3679168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29397 Agoura Road Suite 107

Agoura Hills, CA 91301

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (605) 635-7000

N/A

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.01. Change in Registrant’s Certifying Accountant.

On July 29, 2019 the Board of Directors of Mateon Therapeutics, Inc. (the “Company”) engaged Squar Milner LLP (“Squar Milner”) as its new independent registered public accounting firm for the year ending December 31, 2019, effective immediately. The Company does not yet have an established audit committee and the appointment was confirmed by the full Board of Directors. Squar Milner served as the independent registered public accounting firm for the Company’s subsidiary Oncotelic, Inc. for the year ended December 31, 2018.

In connection with the appointment of Squar Milner, the Company ended its appointment of OUM & Co., LLP (“OUM”), its prior registered independent public accounting firm, effective July 29, 2019. OUM’s reports on the Company’s financial statements for the past two years contained a “going concern” qualification. Otherwise, OUM’s reports did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. There have been no disagreements with OUM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during the Company’s past two fiscal years and the subsequent interim period. The change in accounting firm was predicated on the change in control of the Company following its merger with Oncotelic, Inc., and not as a result of any disagreement with OUM.

The Company provided OUM with a copy of the disclosures in this report prior to the time it was filed with the Securities and Exchange Commission (“SEC”) and requested that OUM furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2019	MATEON THERAPEUTICS, INC.

	By:	/s/ Vuong Trieu
	Name:	Vuong Trieu
	Title:	Chief Executive Officer

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